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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                _____________________

                                       FORM 8-K

                                   Current Report
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                                _____________________

                   Date of Report (Date of earliest event reported)
                                     May 28, 1997

                           PREMIER FINANCIAL BANCORP, INC.
                (Exact Name of Registrant as Specified in its Charter)


                                       KENTUCKY
                    (State or Other Jurisdiction of Incorporation)


            0-20908                                 61-1206757
    (Commission File Number)           (I.R.S. Employee Identification No.)

120 N. HAMILTON STREET, GEORGETOWN, KENTUCKY          40324
(Address of principal executive offices)            (Zip Code)

                 Registrant's telephone number, including area code:
                                    (502) 863-7500

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ITEM 5.  OTHER EVENTS.

    On May 28, 1997, Premier Financial Bancorp, Inc., a Kentucky corporation ("Registrant"), entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Registrant intends to acquire The Sabina Bank, Sabina, Ohio ("Sabina Bank") through a merger transaction in which PFBI Interim Bank, a wholly owned subsidiary of Registrant, will merge into Sabina Bank and each of the 110,000 outstanding shares of Common Stock of Sabina Bank will be converted into the right to receive 4.33 Common Shares of Registrant (the "Merger"). A copy of the Agreement is filed as an exhibit to this Current Report. Following the Merger, Sabina Bank will be a wholly owned subsidiary of Registrant. The Merger is intended to be a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to qualify as a "pooling of interests" for accounting purposes. Consummation of the Merger is conditioned on, among other things, the approval of the Merger by the shareholders of Sabina Bank, the receipt of all required regulatory approvals and the receipt of opinions relating to tax and accounting matters.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  EXHIBITS.

         (2) Plan of acquisition, reorganization, arrangement, liquidation or succession:

              Agreement and Plan of Merger, dated as of May 28, 1997, among Premier Financial Bancorp, Inc., PFBI Interim Bank and The Sabina Bank.

                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                            PREMIER FINANCIAL BANCORP, INC.



                                             By: /s/ J. Howell Kelly
                                             -----------------------------
                                                  J. Howell Kelly
                                                  President
Dated:  June 13, 1997

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                                  INDEX TO EXHIBITS
                                  -----------------

EXHIBIT                                                            SEQUENTIALLY
-------                                                            ------------
  NO.           DESCRIPTION OF DOCUMENT                              NUMBERED
-------         -----------------------                             -----------

2 Agreement and Plan of Merger, dated as of May 28, 1997, among Premier Financial Bancorp, Inc., PFBI Interim Bank and The Sabina Bank (Sabina, Ohio).